UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2019

HARTMAN vREIT XXI, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-207711	38-3978914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. X

Item 8.01   Other Events.

The Determination by the Company’s Board of Directors of the Company’s Estimated Net Asset Value Per Share

On August 8, 2019, our board of directors, including all our independent directors determined an estimated net asset value per share of our Class A common stock of $11.70 and Class T common stock of $11.23 as of December 31, 2018 (collectively, the “Net Asset Values per Share”).  In determining the estimated values per share of the Company’s common stock, our board relied upon information provided in a report, or the Valuation Report prepared by our advisor, the recommendation of our audit committee, appraisal reports prepared by Collier’s International Valuation and Advisory Services (“Appraiser”) of our owned properties and properties owned by Hartman SPE, LLC in which we own a non-controlling limited liability company membership interest and an appraisal review engagement by LaPorte CPAs and Business Advisors which we refer to as the “Valuation Consultant.” The advisor and the audit committee also relied upon its own experience with, and knowledge of, the real property investments and other assets of the Company as of December 31, 2018.

The Company is providing the estimated Net Asset Values per Share to assist broker dealers and stockholders in evaluating the Company and to assist broker dealers in meeting their ongoing customer account statement reporting obligations under the current rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The objective of the board in determining the estimated Net Asset Values per Share was to arrive at values, based on available data, that it believes are reasonable based on methods that it deemed appropriate after consultation with the advisor and the audit committee.  The estimated Net Asset Values per Share are based on (x) the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by (y) the number of outstanding shares of the Company’s Class A and Class T common stock, all as of December 31, 2018.  The Company intends to determine updated estimated Net Asset Values per Share for each of its share classes every year as of the last day of the Company’s fiscal year, or more frequently in the sole discretion of the board, which values may be substantially different than the estimated values determined as of December 31, 2018.

Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values of the Company’s assets and liabilities are expected to change in the future.  Investors should also consider that the Company is in the process of raising capital in its initial public offering and as of December 31, 2018, the valuation date, the Company owned three properties, and a non-controlling limited liability company interest in an affiliate which owns 39 properties. As of December 31, 2018, the Company had one property under contract for acquisition which was subsequently acquired on January 11, 2019. As and when the Company continues to raise capital from the sale of shares of common stock in its initial public offering and follow-on public offering and to invest in additional real estate properties and real estate investments, its assets and liabilities, and the net asset value per share of its common stock, will vary significantly from the values as of December 31, 2018.

Investments in real estate

As of December 31, 2018, our investments in real estate assets consist of a retail shopping center located in San Antonio, Texas, which we refer to as Village Pointe; a flex/R&D property located in Richardson, Texas, which we refer to as Richardson Tech Center; and an office property located in San Antonio, Texas, which we refer to as the Spectrum Building. We also owned a 5.89% interest in an affiliate special purpose entity which owns 39 office, retail and light industrial properties in Houston, Dallas, and San Antonio, Texas, which we refer to as the Hartman SPE interest.

The Appraiser performed appraisals of the “market value – as is” as of December 2018 – February 2019 for each of Village Pointe, Richardson Tech Center and the Spectrum Building properties owned by the Company. The appraisals were conducted to conform with applicable professional standards, including Rule 2-2(a) of the Uniform Standards of Professional Appraisal Practice. In performing the appraisals, the Appraiser reviewed property level operating and financial information provided by us and our advisor, management agreements, conducted inspections of the properties and reviewed other information about market conditions.

The Valuation Consultant was engaged to review the appraisals performed by the Appraiser, for the properties owned by Hartman SPE, LLC, for the purpose of advising the advisor, the valuation committee and the board of directors with respect to elements of the valuation process which were considered in applying certain adjustments to the property valuations determined by the Appraiser.

Other Assets and Liabilities. The Board determined that the estimated valuation of the Company’s other assets and liabilities, consisting of cash and cash equivalents; accounts receivable; prepaid expenses and other assets; due related parties, net; accounts receivable and accrued expenses; and tenant security deposits, was equal to the fair value of such assets as of December 31, 2018 due to their short maturities.

Notes Payable.  The Board determined that book value and fair value of notes payable are equal as of December 31, 2018.

Estimated Net Asset Values per Share.  The estimated Net Asset Values per Share are based upon 3,591,757 shares of the Company’s Class A common stock and 129,668 shares of the Company’s Class T common stock issued and outstanding as of December 31, 2018.  Although the estimated Net Asset Values per Share have been developed as a measure of value as of a specific time, December 31, 2018, the estimated Net Asset Values per Share do not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange or the limited nature in which a shareholder may redeem shares under the Company’s share redemption program (if at all), a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt, or a discount for the Company’s corporate level overhead.

Valuation of Interest in Hartman SPE, LLC.  On October 1, 2018, our affiliate Hartman Short Term Income Properties XX, Inc., or Hartman XX, through its special purpose finance subsidiary, which we refer to as Hartman SPE, entered into a term loan agreement in the principal amount of $259,000,000.

Contemporaneously, Hartman XX together with its affiliates Hartman Income REIT, Inc., Hartman Short Term Income Properties XIX, Inc. and us, contributed a total of 39 commercial real estate properties to Hartman SPE in exchange for limited liability company membership interests.

We contributed our 48.8% interest in Three Forest Plaza, which we owned in a joint venture arrangement with Hartman XX to Hartman SPE LLC in exchange for a 5.89% interest in Hartman SPE.

In order to determine the net asset value of our ownership interest in Hartman SPE as of December 31, 2018, the advisor, the audit committee and the valuation consultant determined the net asset value of Hartman SPE by evaluating its net asset value as follows:

(In thousands)
Estimated fair value of real estate assets per the valuation report	$537,388
Cash and cash equivalents	18,376
Accrued rent and accounts receivable, net	2,919
Deferred costs, net	1,373
Prepaid expenses and other assets	32,420
$592,476

Notes payable, net	$262,220
Due to related parties	2,819
Accounts payable and accrued expenses	17,282
Tenants’ security deposits	4,276
$286,597

Net asset value of Hartman SPE	$305,879
vREIT XXI ownership interest	5.89%
Net asset value of vREIT XXI ownership interest	$18,016

The estimated fair value of real estates assets per the valuation report was determined based on the appraised values of Hartman SPE assets, determined by “market value – as is” appraisals dated August - September 2018 performed by Colliers International - Valuations and Advisory Services, a third-party appraiser, engaged by the lender in connection with formation and debt capitalization of Hartman SPE. The appraisals were conducted to conform with applicable professional standards, including Rule 2-2(a) of the Uniform Standards of Professional Appraisal Practice. The valuation consultant reviewed the appraisal reports and the underlying property level operating and financial information provided by us and the advisor. The valuation consultant concluded a total value of real estate assets as of December 31, 2018 and reported in its valuation report of $537,388,000 versus $518,030,000 being sum of the appraisals.

The estimated fair value of all other assets and liabilities of Hartman SPE as of December 31, 2018 was determined by the advisor and the valuation consultant to be equal to the book value.

The following table presents how the estimated net asset values per share were determined as of December 31, 2018:

Estimated fair value of investment in real estate assets		$33,450,000
Estimated net asset value of investment in Hartman SPE, LLC		18,016,000
Cash and cash equivalents		5,839,000
Other assets and liabilities, net		325,000
Note payable		(14,086,000)
Estimated net asset value attributable to common share stockholders		$43,544,000

Estimated net asset value attributable to Class A common shares		$42,027,000
Class A common shares outstanding		3,591,757
Estimated net asset value per Class A common share		$11.70

Estimated net asset value attributable to Class T common shares		$1,517,000
Less reduction for shareholder servicing fee		(61,000)
Estimated net asset value attributable to Class T common shares		1,456,000
Class T common shares outstanding		129,668
Estimated net asset value per Class T common share		$11.23

Estimated net asset value per common share on a per share basis:	Class A	Class T
Estimated fair value of investment in real estate assets	$8.99	$8.99
Estimated net asset value of investment in Hartman SPE, LLC	4.84	4.84
Cash and cash equivalents	1.57	1.57
Other assets and liabilities, net	0.08	0.08
Note payable	(3.78)	(3.78)
Shareholder service fee	—	(0.47)
Estimated net asset value per common share	$11.70	$11.23

The capitalization rates used to value the Company’s properties were selected and applied by the Appraiser and adjusted by the Valuation Consultant on a property-by-property basis and were selected based on several factors, including but not limited to industry surveys, discussions with industry professionals, property type, age, current room rates and other factors that the Appraiser and the Valuation Consultant deemed appropriate. The following summarizes the overall discount rates and capitalization rates used by the Appraiser and the Valuation Consultant:

	Low	High	Weighted Average
Capitalization rate	3.90%	9.50%	6.74%

While the Company believes that the capitalization rates used by the Appraiser and the Valuation Consultant were reasonable, a change in those rates would significantly impact the appraised values of the Company’s properties and thus, the estimated NAV per share. The table below illustrates the impact on the Company’s estimated NAV per share if the weighted average capitalization rate of 5.79% listed above were increased or decreased by 2.5%, assuming all other factors remain unchanged:

	Increase (Decrease) in the Estimated Value per Class A common share due to
	Decrease of 2.5%	Increase of 2.5%
Direct capitalization – capitalization rate	$12.15	$11.27

Limitations of Valuation Method. FINRA rules provide limited guidance on the methods an issuer must use to determine its estimated value per share. As with any valuation method, and as noted above, the methods used to determine our estimated net asset value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated net asset value per share determined by our board is not audited, does not represent the fair value of our assets less the fair value of our liabilities according to GAAP, and is not a representation, warranty or guarantee that, among other things:

•	a stockholder would be able to realize the estimated value per share if such stockholder attempts to sell his or her shares;

•	a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•	shares of our common stock would trade at the estimated value per share on a national securities exchange;

•	a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of the shares of our common stock; or

•
the methods used to determine the estimated value per share would be acceptable to FINRA, under the Employee Retirement Income Security Act, the Securities and Exchange Commission or any state securities regulatory entity with respect to their respective requirements.

Further, the estimated net asset value per share was calculated as of a particular moment in time and the value of the Company’s shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate investments since December 31, 2018), developments related to individual assets and changes in the real estate and capital markets.

The information furnished under Item 7.01 of this Current Report on Form 8-K, shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN vREIT XXI, INC. (Registrant)
Date: August 9, 2019	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer